Exhibit 10(d)
TCF FINANCIAL CORPORATION
___________

<NAME>
<###> Units

RESTRICTED STOCK UNIT AGREEMENT
PURSUANT TO THE
STOCK INCENTIVE PLAN OF 2019
Time-Based Restricted Stock Units
_________________________
This Time-Based Restricted Stock Unit Agreement (this “Agreement”) is made as of [GRANT DATE] (“Grant Date”), between TCF FINANCIAL CORPORATION, a Michigan corporation, (the “Corporation”), and the Grantee named above (“Grantee”).
The Stock Incentive Plan of 2019 (the “Plan”) is administered by the Compensation and Pension Committee of the Corporation’s Board of Directors (“Committee”). The Committee has determined that Grantee is eligible to participate in the Plan and has awarded time-based restricted stock units (“TRSUs”) to Grantee, subject to the terms and conditions set forth in this Agreement and the Plan.
Grantee acknowledges receipt of a copy of the Plan and the Information Statement describing the Plan, and accepts this TRSU award subject to all of the terms, conditions, and provisions of this Agreement and the Plan.
1.Award. The Corporation hereby awards to Grantee <###> TRSUs, subject to the restrictions imposed under this Agreement and the Plan. Each TRSU is initially equal to one share of the Corporation’s common stock, $1.00 par value (“Common Stock”), and is convertible into one share of Common Stock, subject to vesting as set forth below.

2.Transferability. Until the TRSUs vest in accordance with this Agreement and shares of Common Stock are delivered in settlement thereof, interests in TRSUs under this Agreement are generally not transferable by Grantee, except by will or according to the laws of descent and distribution. All rights with respect to the TRSUs granted hereunder are exercisable during Grantee’s lifetime only by Grantee, Grantee’s guardian or legal representative.

3.Vesting. Except as otherwise provided in this Agreement, TRSUs granted hereunder shall vest based on Grantee’s continued employment with the Corporation or its Subsidiaries and the vesting schedule attached as Exhibit A. The periods during which TRSUs are unvested are “Restricted Period(s).” The Restricted Period(s) shall lapse upon the date or dates identified in Exhibit A. TRSUs are unvested under the Plan and this Agreement until the end of the applicable Restricted Period. Unless specified otherwise below, TRSUs shall be settled within 30 days following satisfaction of the applicable vesting requirements as set forth below.

4.Termination of Employment. If, during the Restricted Period, Grantee’s employment with the Corporation or any of its Subsidiaries is terminated by the Corporation without Cause (except as provided in Section 11.1 during the two-year period following a Change in Control), or if Grantee terminates employment due to death, or Disability, then the remaining restrictions on Grantee’s unvested TRSUs shall lapse and such award shall vest on a prorated basis and be convertible into a number of shares of Common Stock equal to (a) the number of Grantee’s unvested TRSUs as of the effective date of the termination, multiplied by (b) the quotient of (x) the number of full months that had elapsed since the most recent annual vesting date and the effective date of Grantee’s termination and (y) the total number of full months remaining in the vesting period since the most recent annual vesting date, which shall be settled within 30 days following the date of Grantee’s termination of employment, subject to any required delay pursuant to Section 14 below. If Grantee terminates employment on or after attainment of age 55 with 10 years of service, having submitted written notice to the Corporation of his or her intended Retirement date at least one year in advance of such Retirement, then following such employment termination, the remaining restrictions on Grantee’s unvested TRSUs shall lapse and such award shall vest on a prorated basis and be convertible into a number of shares of Common Stock equal to (a) the number of Grantee’s unvested TRSUs as of the effective date of the termination, multiplied by (b) the quotient of (x) the number of full months that had elapsed since the most recent annual vesting date and the effective date of Grantee’s termination and (y) the total number of full months remaining in the vesting period since the most recent annual vesting date, which shall be settled within 30 days following the date of Grantee’s termination of employment, subject to any required delay pursuant to Section 14 below. If Grantee does not provide the Corporation with written notice one year in advance of his or her intended Retirement date, then all TRSUs still subject to restrictions on Grantee’s Retirement date automatically shall be forfeited. Except to the extent provided herein, any unvested TRSUs shall be forfeited upon Grantee’s employment termination by the Corporation for Cause, or upon Grantee’s voluntary termination of employment.

5.Employment by the Corporation. The award of TRSUs under this Agreement shall not impose upon the Corporation or any Subsidiary any obligation to retain Grantee in its employment for any given period or upon any specific terms of employment. The Corporation or any Subsidiary may at any time dismiss Grantee from employment, free from any liability or claim under the Plan or this Agreement, unless otherwise expressly provided in any written agreement with Grantee.

6.Shareholder Rights. Any dividends or other distributions declared payable on the Corporation’s Common Stock on or after the grant date of the TRSUs until the TRSUs vest or forfeit shall be credited notionally to the Grantee in an amount equal to such declared dividends or other distributions on an equivalent number of shares of the Corporation’s Common Stock (“Dividend Equivalents”). Dividend Equivalents so credited shall be paid if, and only to the extent that, the TRSUs to which they relate vest, as provided under the terms of the Plan and this Agreement. Dividend Equivalents credited in respect to TRSUs that are forfeited under the terms of the Plan and this Agreement, are correspondingly forfeited. No interest or other earnings shall be credited on Dividend Equivalents. Vested Dividend Equivalents shall be paid in cash at the same time as the TRSUs to which they relate vest and are converted into Common Stock.

7.Legal Compliance. The Corporation shall not be obligated to issue any shares to Grantee, if such issuance would violate any law, order or regulation of any governmental authority.

8.Acknowledgments. Grantee acknowledges that he or she has been furnished with, and has read, the Plan. Grantee agrees not to resell or distribute the shares of Common Stock received upon vesting and settlement of Grantee’s TRSUs in compliance with such conditions as the Corporation may reasonably require, to ensure compliance with federal and state securities laws and other Corporation policies, including stock ownership guidelines, if applicable.

9.Withholding. The Corporation or one of its Subsidiaries shall be entitled to (a) withhold and deduct from Grantee’s future wages (or from other amounts that may be due and owing to Grantee from the Corporation or a Subsidiary), or make other arrangements for the collection of all legally required amounts necessary to satisfy any and all federal, state, and local income and employment tax withholding requirements attributable to the TRSUs awarded hereunder, including, without limitation, the award of, vesting of, payments of dividends with respect to, or settlement with respect to, the TRSUs; or (b) require Grantee promptly to remit the amount of such withholding to the Corporation or a Subsidiary before delivering shares of Common Stock in settlement of the vested TRSUs. The applicable withholding requirements shall be satisfied by withholding shares of Common Stock from the shares otherwise deliverable in settlement of the vested TRSUs, unless Grantee elects to satisfy the applicable withholding requirements in cash or by using a cash equivalent.

10.Effective Date. This award of TRSUs shall be effective as of the date first set forth above.

11.Change in Control.

11.1Treatment upon a Change in Control. Notwithstanding anything contained in Section 8 of the Plan or any similar provision of a Prior Plan (or the award agreements thereunder), following a Change in Control after the Effective Date, all TRSUs granted to Grantee under this Agreement outstanding at the time of the Change in Control and which have not previously vested shall be administered as set forth herein. If the Corporation is not the surviving entity, all unvested TRSUs shall be converted into TRSUs of the surviving entity’s common stock at the applicable exchange ratio on the date of the Change in Control (or shall be otherwise adjusted as contemplated by the Plan) in a manner approved by the Committee or the Board. The TRSUs shall continue to vest under the vesting schedule in effect immediately prior to the Change in Control. If, during the two-year period following the Change in Control, Grantee’s employment is involuntarily terminated without Cause or Grantee terminates employment for Good Reason, any unvested TRSUs granted under this Agreement shall 100% vest and be converted into shares of Common Stock (or the common stock of the surviving entity, as applicable), with settlement to occur within 30 days following such termination of employment, subject to any required delay pursuant to Section 14 below. Following a Change in Control after the Effective Date, Grantee’s rights in respect of Retirement, death and Disability as set forth in Section 4 with respect to TRSUs granted under this Agreement, including any proration, shall continue to apply to the TRSUs.

12.Definitions. Capitalized terms not defined herein shall be defined as in the Plan or in Grantee’s Individual Agreement (defined below). To the extent any capitalized term not defined herein is defined in both the Plan and Grantee’s Individual Agreement, the definition set forth in Grantee’s Individual Agreement shall control. As used in this Agreement, “Individual Agreement” means (a) any employment, change in control or severance agreement between Grantee and the Corporation or one of its affiliates (or any successor thereto) and (b) any retention agreement between Grantee and the Corporation or one of its affiliates (or any successor thereto) that becomes effective on or following the date hereof.

13.Amendment. This Agreement shall not be modified except in a writing executed by the parties hereto.

14.Section 409A of the Code. This Agreement and the TRSUs granted hereunder are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom, and, with respect to TRSUs that constitute deferred compensation subject to Section 409A of the Code, the Plan and this Agreement as well as any Individual Agreement shall be interpreted and administered in all respects in accordance with Section 409A of the Code (including with respect to the application of any defined terms to TRSUs that constitute nonqualified deferred compensation, which defined terms shall be interpreted to have the meaning required by Section 409A of the Code to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code). Each payment (including the delivery of shares of Common Stock) under the TRSUs that constitutes nonqualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code and, to the extent to be made or delivered upon a termination of employment may only be made upon a “separation from service” under Section 409A of the Code to the extent necessary in order to avoid the imposition of penalty taxes on Grantee pursuant to Section 409A of the Code. In no event may Grantee, directly or indirectly, designate the calendar year of any payment to be made under this Agreement that constitutes nonqualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Agreement to the contrary, if Grantee is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Corporation as in effect on the date of Grantee’s separation from service), TRSUs that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code that would otherwise be deliverable by reason of Grantee’s separation from service during the six-month period immediately following such separation from service shall instead be provided on the earlier to occur of: (a) the date that is six months and one day after Grantee’s separation from service; or (b) the date of Grantee’s death.

15.Conflict Between Plan, Agreement, and Individual Agreements. The Plan is incorporated in this Agreement by reference. In the event of any conflict between the terms of this Agreement, an Individual Agreement and/or the terms of the Plan, the provisions of this Agreement, or, to the extent more favorable, the Individual Agreement shall control; provided, however, that notwithstanding anything in this Agreement to the contrary, any provisions of this Agreement relating to the timing of settlement or payment in respect of the TRSUs shall control in the event of any conflict between this Agreement, the Plan, any Prior Plan and the award agreements thereunder, and any Individual Agreement.

16.Non-Solicitation And Confidentiality Agreement. Grantee acknowledges and agrees that Grantee’s position with the Corporation or any affiliated companies (collectively “TCF Companies”) provides Grantee with access to non-public, confidential information (“Confidential Information”) that is valuable to TCF Companies and/or would be valuable to competitors, including but not limited to, information regarding Customers of the TCF Companies.

As a condition of accepting this Award and in consideration of the opportunity to receive TRSUs, Grantee and the Corporation agree as follows:
16.1 Non-Solicitation.  For the duration of Grantee’s employment with the TCF Companies and for a period of 12 months after Grantee’s employment terminates (for any reason),

Grantee shall not, directly or indirectly (whether for compensation or without compensation): (i) solicit or attempt to solicit employees or independent contractors of TCF Companies with whom Grantee worked or who have skill sets with which Grantee became familiar during Grantee’s employment with TCF Companies, for the purpose of encouraging the employee or independent contractor to terminate his or her employment relationship or contract with TCF Companies to provide competing services on that employee or independent contractor’s own behalf or on behalf of any other person or entity; (ii) solicit or attempt to solicit any Customer for the purpose of providing products or services that are similar to or in competition with products or services of the TCF Companies; (iii) induce or attempt to induce any Customer to not do business with or stop doing business with TCF Companies; or (iv) assist any other person or entity in any of the foregoing. During the period of time, if any, that Grantee resided in the States of California or North Dakota, the above non-solicitation provisions will apply following Grantee’s termination of employment with TCF Companies only in situations where Grantee wrongfully used or disclosed trade secrets (as defined by California or North Dakota law, respectively) of the TCF Companies.

For purposes of this Section, “Customer” means current and prospective: (i) customers, such as borrowers, lessees, or depositors (individuals or entities); (ii) referral or origination sources, such as manufacturers, distributors, brokers, dealers or financial institutions; (iii) capital markets or funding sources; (iv) investors in or purchasers of financial contracts; or (v) manufacturers or distributors providing collateral repurchase or remarketing support, in each case with whom Grantee had Material Contact and/or about whom Grantee obtained Confidential Information during employment with the TCF Companies. For purposes of this Section, “Material Contact” means any interaction between the Customer and Grantee, within the two-year period prior to termination of Grantee’s employment, which took place to promote, manage, service or further the business relationship.

16.2 Confidentiality. During Grantee’s employment with TCF Companies and after Grantee’s termination from employment (for any reason), Grantee shall maintain the confidentiality of all Confidential Information. Other than in the reasonable performance of Grantee’s job duties and in the furtherance of the interests of TCF Companies during Grantee’s employment with the TCF Companies, Grantee will not disclose, publish or use Confidential Information without prior written consent. Upon Grantee’s termination from employment, Grantee will immediately return or securely destroy, as directed, any Confidential Information within Grantee’s possession or control, in any form or format, including electronically-stored information.

Grantee understands that (i) the Agreement is a binding contract, even if the TRSUs awarded in this Agreement never become vested; (ii) the TCF Companies may enforce this Agreement in court and, if this Agreement is violated, seek injunctive relief, monetary damages and other remedies available under applicable law; and (iii) nothing in this Agreement is intended to supersede or eliminate other obligations, including non-solicitation and/or confidentiality obligations, that Grantee may have to TCF Companies during or after Grantee’s employment terminates.
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[Signatures on Next Page]

This TRSU grant has been issued by the Corporation by authority of its Compensation and Pension Committee.

TCF FINANCIAL CORPORATION,
Corporation

_________________________________
By: Craig R. Dahl
Its: President & CEO

__________________________________
Grantee
Name:

EXHIBIT A
Subject to the provisions of this Agreement and the Plan, the above awarded TRSUs shall become vested and non-forfeitable in accordance with the vesting terms set forth below, provided that Grantee is employed by the Corporation or any of its Subsidiaries on the applicable vesting date(s):

(i)	[____] of the total number of TRSUs granted under this Agreement shall vest on each of:
[__________________________________________________________]

(ii)	Any fractional number of TRSUs resulting from the application of the foregoing vesting schedule may be rounded to the nearest whole number of shares.